Exhibit 99.1

News Release

One First Financial Plaza, Terre Haute, IN 47807 • 812.238.6000

FOR IMMEDIATE RELEASE

Date: July 2, 2009

Contact: Michael A. Carty
                Chief Financial Officer
                812.238.6264

(Terre Haute, Ind.) – First Financial Corporation, the holding company of First Financial Bank N.A., has assumed the deposits and acquired most of the assets of The First National Bank of Danville in Vermilion County, Ill. Following the holiday weekend, the five banking centers of The First National Bank of Danville will open for business on Monday, July 6, as branches of First Financial Bank.

First Financial Corporation acquired the bank from the Federal Deposit Insurance Corporation (FDIC), which was appointed receiver following closure of the bank on Thursday, July 2, by the Office of the Comptroller of the Currency. All deposits are being assumed by First Financial Bank with no losses to any depositors.

“The sale of the bank’s deposits and assets was conducted by the FDIC in a confidential bidding process, and all deposits have been transferred,” said Donald E. Smith, president and chairman, First Financial Corporation. “We chose to bid because The First National Bank of Danville is within our service area. We have a branch in Ridge Farm, Ill., and it made sense to expand our footprint in Vermilion County where our bank is already known.”

The community banking focus of The First National Bank of Danville also made it a good fit with First’s approach to service. “First Financial Bank has always operated in the interest of the communities we serve,” Smith said, “and we will continue that tradition in the Danville area.”

Except for the new name, customers of The First National Bank of Danville will not see any immediate changes in their local bank. “We extend a warm welcome to these customers and want to emphasize that it is our goal to provide the same courteous staff and services that they have become accustomed to,” said Norman L. Lowery, CEO and vice chairman, First Financial Corporation. “Our goal is to make this transition as seamless and easy for customers as possible, and keeping familiar people at the banking centers is an important part of that.”

“At this point, we plan on retaining as many employees as possible,” he added.

Banking center hours, products, services and interest rates on deposits and loans will remain the same. Account numbers will not change and customers will be able to use their current checks, ATM cards and debit cards.

“Deposits of the bank remain insured by the FDIC,” Lowery said, “so customers can rest assured that their funds are safe and secure.”

Now celebrating 175 years of service, First Financial Bank is the oldest national bank in Indiana and the sixth oldest in the United States. The bank has been widely recognized for its financial strength and stability. In ratings released this month by BauerFinancial Inc., the leading bank rating firm in the United States, First Financial Bank again received the prestigious 5-Star rating, the highest designation available. For the past two years The Banker, a London-based banking industry publication, has named First Financial Bank one of the top 1000 banks in the world and the top 200 in the United States based on capital levels, return on assets, real profits growth and related performance factors.

“I’m proud to say that First Financial Corporation did not apply for, nor have we accepted, any federal bailout money,” Smith said. “We have always been conservative and prudent in our business practices, which has allowed us to perform well even in the current economic climate.”

Headquartered in Terre Haute, Ind., First Financial Corporation has assets of approximately $2.3 billion. The corporation’s stock is traded on the NASDAQ Global exchange under the symbol THFF. In addition to First Financial Bank, the corporation’s holdings include The Morris Plan Company of Terre Haute and Forrest Sherer Insurance. With the addition of the branches in Danville and Westville, Ill., First Financial Bank will have a total of 53 banking centers serving west-central Indiana and east-central Illinois.

###